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                                                       EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of CTB International Corp. on Form S-8 of our report dated January 25, 2000, appearing in this Annual Report on Form 11-K of CTB, Inc. Profit Sharing Plan for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 28, 2000